Exhibit 99.1

Leasing Activity

As of March 31, 2007

	For the Three Months Ended March 31, 2007	% Leased
Occupied Square Feet as of December 31, 2006	8,911,807	95.0%
Q1 2007 Dispositions:
100 Technology Center Dr. (Boston)	(197,000)	N/A
4055 Valley View Lane (Dallas)	(211,084)	N/A
Q1 2007 Acquisitions:
21110 Ridgetop	—	100.0%
3011 LaFayette Street	—	0.0%
44470 Chilum Place	95,440	100.0%
111 Eighth Avenue (3rd & 7th Floors)	33,706	91.1%
Devon Shafron Drive	167,071	40.0%

Occupied Square Feet including Q1 2007 Acquisitions	8,799,940	91.0%
Expirations and Reductions	(27,167)	(0.3%)
New Leases and Expansions	342,972	3.5%
Renewals and Extensions	33,489	0.3%
Remeasurements (1)	16,759	0.2%
Terminations	—	0.0%

Occupied Square Feet as of March 31, 2007	9,165,993	94.8%

GAAP Rent Growth (2)

Expiring Rent per Square Foot		$48.88
New / Renewed Rent per Square Foot		$60.57
Percentage Increase		23.9%

Weighted Average Lease Term—New (in months)		60
Weighted Average Lease Term—Renewal (in months)		67

(1)	Represents remeasuring of building and/or specific areas to Building Owners and Managers Association (BOMA) standards.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.